                                  EXHIBIT 11.
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


THREE MONTH PERIOD ENDED MARCH 31,                                                                   1996
- ----------------------------------                                                    ---------------------------------
                                                                                                            ASSUMING
                                                                                        PRIMARY          FULL DILUTION
                                                                                      -------------     ---------------
WEIGHTED AVERAGE OF OUTSTANDING
SHARES                                                                                  26,794,600          26,794,600

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                                                             359,659             359,858

OTHER POTENTIALLY DILUTIVE SECURITIES:
    CONVERTIBLE DEBENTURES                                                                     N/A           3,895,652

                                                                                      -------------     ---------------
SHARES USED IN COMPUTING
NET INCOME PER SHARE                                                                    27,154,259          31,050,110
                                                                                      =============     ===============


NET INCOME                                                                              $3,128,148          $3,128,148

ADJUSTMENTS ASSUMING FULL DILUTION:
    INTEREST EXPENSE, NET OF TAXES                                                             N/A             840,788

                                                                                      -------------     ---------------
NET INCOME, ASSUMING FULL DILUTION                                                      $3,128,148          $3,968,936
                                                                                      =============     ===============


NET INCOME PER SHARE                                                                         $0.12               $0.13

DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)                                                 N/A              -10.96%

NET INCOME PER SHARE                                                                         $0.12               $0.12
                                                                                      =============     ===============



NOTES:

(1) - PROVIDED THAT DILUTION IS GREATER THAN 3%, THE CONVERTIBLE DEBENTURES ARE CONSIDERED DILUTIVE IN THE CALCULATION AND PRESENTATION OF PER SHARE DATA.